UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 31, 2008

Plantronics, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices, including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — Corporate Governance and Management.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On April 1, 2008 Plantronics, Inc. (“Plantronics”) announced the appointment of Brian Dexheimer to the Plantronics Board of Directors.  Mr. Dexheimer will also serve on the Strategy Committee of the Board of Directors.  Mr. Dexheimer was formally elected to the Plantronics Board of Directors effective March 31, 2008.

In connection with his election to the Board of Directors, Mr. Dexheimer was granted options to purchase 12,000 shares of Plantronics common stock at a price of $19.31 per share, pursuant to the 2003 Stock Plan.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this report:

Exhibit Number	Description

99.1	Press Release issued by Plantronics, Inc. dated April 1, 2008, entitled “Brian Dexheimer Joins Plantronics Board of Directors”.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANTRONICS, INC.

Date: April 1, 2008	By:	/s/ Barbara Scherer
Barbara Scherer
Senior Vice President and Chief Financial Officer